Exhibit 10.c

                FINGERHUT FINANCIAL SERVICES RECEIVABLES, INC.
                                    Buyer

                                     and

                          FINGERHUT COMPANIES, INC.
                                    Seller



                              PURCHASE AGREEMENT
                           Dated as of May 26, 1995


                                TABLE OF CONTENTS

                                    ARTICLE I

          DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .    1
          Section 1.1  Definitions  . . . . . . . . . . . . . . .    1
          Section 1.2  Other Definitional Provisions  . . . . . .    2

                                   ARTICLE II

          PURCHASE, CONVEYANCE AND SERVICING
          OF RECEIVABLES  . . . . . . . . . . . . . . . . . . . .    3
          Section 2.1  Sale . . . . . . . . . . . . . . . . . . .    3

                                   ARTICLE III

          CONSIDERATION AND PAYMENT . . . . . . . . . . . . . . .    6
          Section 3.1  Purchase Price . . . . . . . . . . . . . .    6
          Section 3.2  Payment of Purchase Price  . . . . . . . .    6
          Section 3.3  Daily Reports  . . . . . . . . . . . . . .    6
          Section 3.4  Capital Contribution . . . . . . . . . . . .  6

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . .    7
          Section 4.1  Seller's Representations and Warranties  .    7
          Section 4.2  Seller's Representations and
                        Warranties Regarding Receivables  . . . .   10
          Section 4.3  Representations and Warranties of
                        the Buyer . . . . . . . . . . . . . . . .   12

                                    ARTICLE V

          COVENANTS OF SELLER AND BUYER . . . . . . . . . . . . .   15
          Section 5.1  Seller Covenants . . . . . . . . . . . . .   15
          Section 5.2  Addition of Accounts . . . . . . . . . . .   17
          Section 5.3  Buyer Covenant Regarding Sale Treatment  .   17

                                   ARTICLE VI

          REPURCHASE OBLIGATION . . . . . . . . . . . . . . . . .   18
          Section 6.1  Mandatory Repurchase . . . . . . . . . . .   18
          Section 6.2  Conveyance of Reassigned
                        Receivables . . . . . . . . . . . . . . .   19

                                   ARTICLE VII

          CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . .   20
          Section 7.1  Conditions to the Buyer's
                        Obligations Regarding
                        Receivables . . . . . . . . . . . . . . .   20
          Section 7.2  Conditions Precedent to the
                        Seller's Obligations  . . . . . . . . . .   20

                                  ARTICLE VIII

          TERM AND TERMINATION  . . . . . . . . . . . . . . . . .   22
          Section 8.1  Termination  . . . . . . . . . . . . . . .   22

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS  . . . . . .   23
          Section 9.1   Amendment . . . . . . . . . . . . . . . .   23
          Section 9.2   Governing Law . . . . . . . . . . . . . .   23
          Section 9.3   Notices . . . . . . . . . . . . . . . . .   23
          Section 9.4   Severability of Provisions  . . . . . . .   24
          Section 9.5   Assignment  . . . . . . . . . . . . . . .   24
          Section 9.6   Further Assurances  . . . . . . . . . . .   24
          Section 9.7   No Waiver; Cumulative Remedies  . . . . .   25
          Section 9.8   Counterparts  . . . . . . . . . . . . . .   25
          Section 9.9   Binding Effect; Third-Party
                         Beneficiaries  . . . . . . . . . . . . .   25
          Section 9.10  Merger and Integration.   . . . . . . . .   25
          Section 9.11  Headings  . . . . . . . . . . . . . . . .   25
          Section 9.12  Schedules and Exhibits  . . . . . . . . .   25
          Section 9.13  No Bankruptcy Petition Against
                         the Buyer  . . . . . . . . . . . . . . .   25
          Section 9.14  Merger or Consolidation of, or
                         Assumption of the Obligations
                         of, the Seller . . . . . . . . . . . . .   26
          Section 9.15  Protection of Right, Title and
                         Interest to Receivables  . . . . . . . .   27

          Exhibit A      Form of Daily Report


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                              PURCHASE AGREEMENT

                    PURCHASE AGREEMENT, dated as of May 26, 1995
          (the "Agreement"), by and between FINGERHUT COMPANIES, INC., a Minnesota corporation ("Fingerhut" or the "Seller"), and FINGERHUT FINANCIAL SERVICES RECEIVABLES, INC., a Delaware corporation ("FFSRI" or the "Buyer").

                            W I T N E S S E T H :

                    WHEREAS, the Buyer desires to purchase from time to time certain open-end or revolving credit receivables (including, without limitation, MasterCard, Visa and private label credit card receivables) generated or acquired on or before the Initial Closing Date or to be generated or acquired after the Initial Closing Date by the Seller, the Bank or any Affiliate thereof in the normal course of its business;

                    WHEREAS, the Seller desires to sell and assign from time to time such receivables to the Buyer upon the terms and conditions hereinafter set forth;

                    WHEREAS, the Buyer is an Affiliate of the Seller;

                    NOW, THEREFORE, it is hereby agreed by and between the Buyer and the Seller as follows:

                                  ARTICLE I

                                 DEFINITIONS

                    Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein shall have the following meanings assigned to them:

                    "Bank" shall mean Direct Merchants Credit Card
          Bank, N.A.

                    "Credit Adjustment" shall have the meaning set forth in Section 3.2(b) hereof.

                    "Involuntary Case" shall have the meaning set forth in Section 2.1(c) hereof.

                    "Opinion of Counsel" shall mean a written opinion of counsel acceptable to the Buyer and the Seller, which counsel may be an employee of the Seller.

                    "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement dated as of May 26, 1995 by and among the Bank, as Servicer, FFSRI, as Transferor, and the Trustee.

                    "Purchase Price" shall have the meaning set forth in Section 3.1 hereof.

          "Sale Papers" shall have the meaning set forth in Section 4.1(a) hereof.

                    "Secured Obligations" shall have the meaning set forth in Section 2.1(f) hereof.

                    Section 1.2  Other Definitional Provisions.
          The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Sale Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified. All capitalized terms not otherwise defined herein are defined in the Pooling and Servicing Agreement. In the event that any term or provision contained herein shall conflict with or be inconsistent with any provisions contained in the Pooling and Servicing Agreement, the terms and provisions contained herein shall govern with respect to this Agreement.

                              [END OF ARTICLE I]

                                 ARTICLE II

                     PURCHASE, CONVEYANCE AND SERVICING
                                OF RECEIVABLES

                    Section 2.1 Sale. (a) In consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, the Seller does hereby sell, assign, transfer, set-over, and otherwise convey to the Buyer, and the Buyer does hereby purchase from the Seller, on the terms and subject to the conditions specifically set forth herein, all of the Seller's right, title and interest in, to and under (i) the Receivables now existing and hereafter created and arising in connection with the Accounts and any accounts that meet the definition of Additional Accounts, including, without limitation, all accounts, general intangibles, chattel paper, contract rights and other obligations of any Obligor with respect to the Receivables, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, (ii) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any Finance Charge Receivables, including any Recoveries), (iii) all proceeds of such Receivables and (iv) the Bank Receivables Purchase Agreement. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Buyer of any obligation of the Seller in connection with the Receivables or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors, merchant banks, merchant clearance systems, VISA USA, Inc., MasterCard International Incorporated or insurers.

                    (b) In connection with the foregoing sale, the Seller agrees to record and file on or prior to the Initial Closing Date, at its own expense, a financing statement or statements with respect to the Receivables and the other property described in Section 2.1(a) sold by the Seller hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Buyer created hereby under the applicable UCC against all creditors of and purchasers from the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Buyer within 10 days after the Initial Closing Date.

                    (c) The Buyer shall not purchase Receivables hereunder if the Seller shall become an involuntary party to (or be made the subject of) any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or relating to all or substantially all of its property (an "Involuntary Case") upon receipt by the Seller at its head corporate office of notice of such Involuntary Case.

                    (d) The Buyer shall not purchase Receivables hereunder if the Seller shall admit in writing its inability to pay its debts as they are due, or the Seller shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any present or future federal or state bankruptcy, insolvency or similar law, or the Seller shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or of any substantial part of its property or the Seller shall make an assignment for the benefit of creditors or the Seller shall fail generally to pay its debts as such debts become due or the Seller shall take corporate action in furtherance of any of the foregoing.

                    (e) In connection with the sale and conveyance hereunder, the Seller agrees, at its own expense, on or prior to the Initial Closing Date and on each Business Day thereafter, to indicate or cause to be indicated clearly and unambiguously in its accounting records and with respect to any Receivables purchased by the Seller from the Bank to cause the Bank to indicate clearly and unambiguously in the Bank's accounting records that such Receivables and the other property described in clauses
          (i), (ii), (iii) and (iv) of Section 2.1(a) have been sold to the Buyer pursuant to this Agreement as of the Initial Closing Date or such Business Day as applicable.

                    (f) It is the express intent of the Seller and the Buyer that the conveyance of the Receivables by the Seller to the Buyer pursuant to this Agreement be construed as a sale of such Receivables by the Seller to the Buyer. It is, further, not the intention of the Seller and the Buyer that such conveyance be deemed a grant of a security interest in the Receivables by the Seller to the Buyer to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Receivables are held to continue to be property of the Seller, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC; and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be and the Seller hereby grants to the Buyer a security interest in and to all of the Seller's right, title and interest in (w) the Receivables then existing and thereafter created and arising in connection with the Accounts that meet the definition of Additional Accounts, including, without limitation, all accounts, general intangibles, chattel paper, contract rights and other obligations of any Obligor with respect to the Receivables, then or thereafter existing, (x) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any Finance Charge Receivables, including any Recoveries), (y) all proceeds of such Receivables and (z) the Bank Receivables Purchase Agreement to secure (1) the obligations of the Seller and
          (2) a loan to the Seller in the amount of the Purchase Price as set forth in this Agreement (the "Secured Obligations"). The Seller and the Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest of first priority in favor of the Buyer under applicable law and will be maintained as such throughout the term of this Agreement. The Seller and the Buyer may rely upon an Opinion of Counsel addressed to them as to what is required to provide the Buyer with such security interest; and any such Opinion of Counsel shall permit the Trustee, on behalf of the Certificateholders, the Certificateholders (in the case of any Series issued in a placement exempt from the registration requirements of the Securities Act) and the Rating Agencies to rely on it.

                             [END OF ARTICLE II]

                                 ARTICLE III

                          CONSIDERATION AND PAYMENT

                    Section 3.1  Purchase Price.  The Purchase
          Price for the Receivables and related property conveyed to the Buyer under this Agreement shall be a dollar amount equal to, for Receivables sold on any date, the aggregate amount of all Principal Receivables sold as of such date.

                    Section 3.2  Payment of Purchase Price.
          (a) The Purchase Price for Receivables shall be paid or provided for on the Initial Closing Date with respect to the Receivables existing on the Initial Closing Date and on each Business Day thereafter on which Receivables are transferred hereunder, as the case may be, by payment in immediately available funds. To the extent that the total Purchase Price for Receivables is not paid in full by the Buyer on the Initial Closing Date or on each Business Day on which Receivables are purchased hereunder in cash, the Seller shall be deemed to have contributed Receivables in an aggregate principal amount equal to such shortfall to the Buyer.

                    (b) The Purchase Price shall be adjusted on a daily basis (the "Credit Adjustment") with respect to any Receivable adjusted as provided in subsection 3.8 of the Pooling and Servicing Agreement in an amount equal to the amount of such Credit Adjustment specified in subsection
          3.8 of the Pooling and Servicing Agreement. If the Buyer is required thereunder to deposit amounts into the Excess Funding Account, the Seller shall pay the amount so adjusted to the Buyer.

                    Section 3.3 Daily Reports. On each Business Day, the Seller shall deliver to the Buyer a Daily Report (the "Daily Report") showing the aggregate Purchase Price of Receivables generated, the aggregate amount, if any, owing to the Buyer pursuant to Section 6.1 hereof and the aggregate net amount of cash owing for Receivables generated in each case for the period from and including the preceding Business Day.

                    Section 3.4 Capital Contribution. The Seller has contributed cash in exchange for 100 shares of common stock of the Buyer, which 100 shares represent all of the outstanding capital stock of the Buyer. In addition, in connection with the sale of Receivables to the Buyer on the Initial Closing Date, Principal Receivables equal to $______________ shall be deemed paid for by the Buyer with cash and such cash shall be retained by the Buyer and will be considered to have been contributed to the Buyer.

                             [END OF ARTICLE III]

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

                    Section 4.1  Seller's Representations and
          Warranties. The Seller represents and warrants to the Buyer as of the Initial Closing Date, and shall be deemed to represent and warrant as of the date of any Supplement and the related Closing Date, that:

                    (a)  Organization and Good Standing.  The
          Seller is a corporation duly organized and validly existing in good standing under the laws of the State of Minnesota and has the corporate power and authority and legal right to own its property and conduct its business as such properties are presently owned and as such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and each other document or instrument to be delivered by the Seller hereunder (collectively, the "Sale Papers").

                    (b)  Due Qualification.  The Seller is duly
          qualified to do business and is in good standing (or is exempt from such requirements), as a foreign corporation in any state required in order to conduct business, and has obtained all necessary licenses and approvals with respect to the Seller required under applicable law; provided that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Buyer would have to obtain to do business in any state in which the Buyer seeks to enforce any Receivable.

                    (c)  Due Authorization.  The execution and
          delivery of the Sale Papers, and the consummation of the transactions provided for herein and therein have been duly authorized by the Seller by all necessary corporate action on its part.

                    (d)  Binding Obligation.  Each of the Sale
          Papers, and the consummation of the transactions provided for therein, constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                    (e) No Conflicts. The execution and delivery of the Sale Papers and the performance of the transactions contemplated thereby, do not (i) contravene the Seller's charter or by-laws or (ii) violate any material provision of law applicable to it or require any filing (except for the filings under the UCC), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Seller, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

                    (f) Taxes. The Seller has filed all material tax returns required to be filed and has paid or made adequate provision for the payment of all material taxes, assessments and other governmental charges due from the Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings.

                    (g) No Violation. The execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers and the fulfillment of the terms thereof, will not violate any Requirements of Law applicable to the Seller, will not violate, result in any breach of any of the material terms and provisions of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to the Seller, or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Seller is a party or by which it or its properties are bound.

                    (h) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the invalidity of the Sale Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations thereunder or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof.

                    (i)  All Consents Required.  All approvals,
          authorizations, consents, orders or other actions of any Governmental Authority required in connection with the execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers and the fulfillment of the terms hereof and thereof, have been obtained.

                    (j) Bona Fide Receivables. The Seller has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by the Seller in any document or report delivered under this Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Pooling and Servicing Agreement.

                    (k)  Place of Business.  The principal
          executive offices of the Seller are in Minnetonka, Minnesota and the offices where the Seller keeps its records concerning the Receivables and related Accounts are in Salt Lake City, Utah, Omaha, Nebraska, Hennepin County, Minnesota, Tulsa, Oklahoma and St. Cloud, Minnesota.

                    (l) Use of Proceeds. No proceeds of the sale of any Receivable hereunder received by the Seller will be used by the Seller to purchase or carry any margin stock.

                    (m) Pay Out Event. As of the Initial Closing Date, no Pay Out Event and no condition that with the giving of notice and/or the passage of time would constitute a Pay Out Event, has occurred and is continuing.

                    (n) Not an Investment Company. The Seller is not an "investment company" within the meaning of the Investment Company Act, or is exempt from all provisions of such Act.

                    The representations and warranties set forth in this Section 4.1 shall survive the sale of the Receivables to the Buyer. The Seller hereby represents and warrants to the Buyer, that the representations and warranties of the Seller set forth in this Section 4.1 are true and correct as of such date. Upon discovery by the Seller or the Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other.

                    Section 4.2  Seller's Representations and
          Warranties Regarding Receivables.

                    (a)  Valid Sale, etc.  The Seller (x) hereby
          represents and warrants as of the Initial Closing Date, with respect to the Receivables created on or prior to, and outstanding on, such date and (y) shall be deemed to represent and warrant as of the date of the creation or acquisition and transfer to the Buyer of any Receivables with respect to such Receivables, that:

                         (i)  Each of this Agreement and the Bank
               Receivables Purchase Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                         (ii)  The transfer of Receivables by the
               Seller to the Buyer under this Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Buyer of all right, title and interest of the Seller in and to the Receivables, whether then existing or thereafter created and arising in connection with the Accounts, and such Receivables will be held by the Buyer free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates except for Permitted Liens. This Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Buyer of all right, title and interest of the Seller in and to the Receivables purported to be sold hereunder, whether then existing or thereafter created and the proceeds thereof.

                         (iii)  The Seller is not insolvent and
               will not be rendered insolvent upon sale of the Receivables to the Buyer.

               (iv)  The Seller is (or, with respect to
               Receivables arising after the date hereof, will be) the legal and beneficial owner of all right, title and interest in and to each Receivable and each Receivable has been or will be transferred to the Buyer free and clear of any Lien other than Permitted Liens.

                         (v)  All consents, licenses, approvals or
               authorizations of or registrations or declarations with any Governmental Authority required in connection with the transfer of such Receivables to the Buyer have been obtained.

                         (vi)  Each Account classified as an
               "Eligible Account" by the Seller in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Account as of the date of such document or report and each Receivable classified as an "Eligible Receivable" by the Seller in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Receivable as of the time of such document or report.

                         (vii)  Each Receivable then existing has
               been conveyed to the Buyer free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates (other than Permitted Liens) and in compliance, in all material respects, with all Requirements of Law applicable to the Seller.

                    (b) Daily Representations and Warranties. On each day on which any new Receivable is created or acquired by the Seller, the Seller shall be deemed to represent and warrant to the Buyer that (A) each Receivable purchased by the Buyer on such day has been conveyed to the Buyer in compliance, in all material respects, with all Requirements of Law applicable to the Seller and free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates (other than Permitted Liens) and (B) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable to the Buyer have been duly obtained, effected or given and are in full force and effect.

                    (c) Notice of Breach. The representations and warranties set forth in this Section 4.2 shall survive the sale, transfer and assignment of the respective Receivables to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the representations and warranties set forth in this Section 4.2, the party discovering such breach shall give prompt written notice thereof to the other. The Seller agrees to cooperate with the Buyer in attempting to cure any such breach.

                    Section 4.3 Representations and Warranties of the Buyer. The Buyer hereby represents and warrants and agrees with, as of the date hereof and as of the Initial Closing Date, the Seller and shall be deemed to represent and warrant as of the date of the creation of any Receivable sold to the Buyer hereunder that:

                    (a) Organization and Good Standing. The Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver, and perform its obligations under the Sale Papers.

                    (b)  Due Qualification.  The Buyer is duly
          qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state required in order to conduct business and has obtained all necessary licenses and approvals with respect to the Buyer required under federal and Delaware law.

                    (c)  Due Authorization.  The execution and
          delivery of the Sale Papers and the consummation of the transactions provided for in the Sale Papers have been duly authorized by the Buyer by all necessary corporate action on its part.

                    (d) No Conflicts. The execution and delivery of the Sale Papers and the performance of the transactions contemplated thereby do not (i) contravene the Buyer's certificate of incorporation or by-laws or
          (ii) violate any material provision of law applicable to it, or require any filing (except for the filings under the UCC), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Buyer, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

                    (e) No Violation. The execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers, and the fulfillment of the terms of the Sale Papers will not violate any Requirements of Law applicable to the Buyer, will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to the Buyer, or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Buyer is a party or by which it or its properties are bound.

                    (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Buyer, threatened against the Buyer, before any Governmental Authority (i) asserting the invalidity of the Sale Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Sale Papers, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Buyer of its obligations thereunder or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Sale Papers.

                    (g)  All Consents Required.  All approvals,
          authorizations, consents, orders, or other actions of any Governmental Authority required in connection with the execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers, and the fulfillment of the terms of the Sale Papers have been obtained.

                    (h) Solvency. The Buyer is not insolvent and will not be rendered insolvent upon the purchase of the Receivables.

                    The representations and warranties set forth in this Section 4.3 shall survive the sale of the Receivables to the Buyer. The Buyer hereby represents and warrants to the Seller that the representations and warranties of the Buyer set forth in Section 4.3 are true and correct as of such date. Upon discovery by the Buyer or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

                             [END OF ARTICLE IV]
                                  ARTICLE V

                        COVENANTS OF SELLER AND BUYER

                    Section 5.1  Seller Covenants.  The Seller
          hereby covenants that:

                    (a)  Receivables to be Accounts, General
          Intangibles or Chattel Paper. The Seller will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC State), except in connection with the enforcement or collection of a Receivable. Except in such circumstances, the Seller will take no action to cause any Receivable to be anything other than an "account," a "general intangible" or "chattel paper" (as defined in the UCC as in effect in the Relevant UCC State).

                    (b)  Security Interests.  Except for the
          conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, on any Receivable, whether now existing or hereafter created, or any interest therein; the Seller will immediately notify the Buyer of the existence of any Lien on any Receivable; and the Seller shall defend the right, title and interest of the Buyer in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this subsection 5.1(b) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables any Permitted Lien.

                    (c) Periodic Finance Charges and Other Fees. Except as otherwise required by any Requirement of Law, or as is deemed by the Seller in its sole discretion to be necessary in order to maintain its credit card business on a competitive basis, it shall not at any time reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on any of the Accounts if, as a result of any such reduction, either (i) the Seller's reasonable expectation is that such reduction will cause a Pay Out Event to occur or (ii) such reduction is not also applied to any comparable segment of consumer revolving credit card accounts owned by the Seller that have characteristics the same as, or substantially similar to, such Accounts.

                    (d)  Credit and Collection Policy and
          Contracts. The Seller shall comply with and perform its obligations under the Contracts relating to the Accounts and the Credit and Collection Policy except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Trust or the Certificateholders hereunder or under the Certificates. Subject to compliance with all Requirements of Law, the Seller may change the terms and provisions of the Contracts or the Credit and Collection Policy with respect to any of the Accounts in any respect (including the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon) only if in the reasonable judgment of the Credit Card Originator (i) (if it owns a comparable segment of receivables) such change is made applicable to any comparable segment of the consumer revolving credit card accounts owned by such Credit Card Originator which have characteristics the same as, or substantially similar to, such Accounts or (ii) (if it does not own a comparable segment of receivables) such change will not be made with the intent to materially benefit the Credit Card Originator over the buyer or to materially adversely affect the buyer, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Credit Card Originator and an unrelated third party or by the terms of the Contracts.

                    The Seller further covenants that it will not enter into any amendments to this Agreement that would cause a Ratings Event to occur.

                    (e)  Delivery of Collections.  In the event
          that the Seller receives Collections, the Seller agrees to deposit such Collections into the Collection Account as soon as practicable after the receipt thereof, but in no event later than the second Business Day following the Date of Processing thereof.

                    (f)  Conveyance of Receivables.  Except as
          provided in Section 9.5, the Seller covenants and agrees that it will not convey, assign, exchange or otherwise transfer any Receivable, to any Person other than the Buyer prior to the termination of this Agreement pursuant to Article VIII; provided, however, that the Seller shall not be prohibited hereby from conveying, assigning, exchanging or otherwise transferring a Receivable in connection with a transaction in which the Seller and its successor agree to comply with provisions substantially similar to those of Section 9.14.

                    (g) Notice of Liens. The Seller shall notify the Buyer promptly after becoming aware of any Lien on any Receivable other than Permitted Liens.

                    (h)  Separate Business.  The Seller will not
          permit its assets to be commingled with those of the Buyer and shall maintain separate corporate records and books of account from those of the Buyer. The Seller will not conduct its business in the name of the Buyer and will cause the Buyer to conduct its business solely in its own name so as not to mislead others as to the identity of the entity with which those others are concerned. The Seller will provide for its own operating expenses and liabilities from its own funds. The Seller will not hold itself out, or permit itself to be held out, as having agreed to pay, or as generally being liable for, the debts of the Buyer, except that the organizational expenses of the Buyer may be paid by the Seller and that the Seller will contribute to the Transferor on the Initial Closing Date one or more demand notes. The Seller shall cause the Buyer not to hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of the Seller. The Seller will maintain an arm's length relationship with the Buyer with respect to any transactions between the Seller, on the one hand, and the Buyer, on the other.

                    Section 5.2 Addition of Accounts. Unless the Seller specifies to the contrary, all Accounts that meet the definition of Additional Accounts shall be included as Accounts from and after the date upon which such Additional Accounts are created or acquired and all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created or acquired, shall be automatically sold to the Buyer. For the purposes of this Agreement, all receivables of such Additional Accounts shall be treated as Receivables upon their creation or acquisition and shall be subject to the eligibility criteria specified in the definitions of "Eligible Receivable" and "Eligible Account."

                    Section 5.3  Buyer Covenant Regarding Sale
          Treatment. The Buyer agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.

                              [END OF ARTICLE V]

                                 ARTICLE VI

                            REPURCHASE OBLIGATION

                    Section 6.1  Mandatory Repurchase.

                    (a)  Breach of Warranty.  In the event of a
          breach with respect to a Receivable of any of the representations and warranties set forth in Section 4.1(j) or subsections 4.2(a)(iii) through (vii) or 4.2(b), or in the event that a Receivable is not an Eligible Receivable on the date of its transfer to the Buyer as a result of the failure to satisfy the conditions set forth in the definition of Eligible Receivable, such Receivable shall be designated an "Ineligible Receivable" and the Seller shall pay to the Buyer an amount in cash equal to the purchase price paid for any such Ineligible Receivable by the Buyer to the Seller. Such payment must be made by the close of business on the next succeeding Business Day following the day such Receivable has been designated an Ineligible Receivable; provided, however, that such amount may be offset against any amounts due from the Buyer to the Seller with respect to the Purchase Price for Receivables sold to the Buyer on such day. The obligation of the Seller set forth in this Section shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced Sections or failure to meet the conditions set forth in the definition of Eligible Receivable with respect to such Receivable available to the Buyer.

                    (b) Reassignment of the Sold Assets. In the event of a breach of any of the representations and warranties set forth in Section 4.1(a), (b), and (c) and 4.2(a)(i) and (ii), the Buyer by notice given in writing to the Seller may direct the Seller to accept reassignment of the Receivables at the amount specified below within 60 days of such notice (or within such longer period as may be specified in such notice), and the Seller shall be obligated to accept reassignment of the Receivables within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, the Seller delivers to the Buyer an Officer's Certificate stating that the representations and warranties contained in
          Section 4.1(a), (b), and (c) and 4.2(a)(i) and (ii) shall then be true and correct in all material respects as if made on such day. The Seller shall pay to the Buyer on the day of such reassignment an amount equal to the aggregate Invested Amount plus accrued and unpaid interest on the Investor Certificates. On the day on which such amount has been paid, each Receivable shall be sold and reassigned to the Seller, and the Buyer shall execute and deliver such instruments of sale and assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Seller to vest in the Seller, or its designee or assignee, all right, title and interest of the Buyer in and to each Receivable. The obligation of the Seller to purchase each Receivable pursuant to this Section shall constitute the sole remedy available to the Buyer for a breach of the representations and warranties contained in
          Section 4.1(a), (b), and (c) and 4.2(a)(i) and (ii).

                    Section 6.2  Conveyance of Reassigned
          Receivables. Upon the request of the Seller, the Buyer shall execute and deliver to the Seller a reconveyance substantially in such form and upon such terms as shall be acceptable to the Seller, pursuant to which the Buyer evidences the conveyance to the Seller of all of the Buyer's right, title, and interest in any Receivables reconveyed to the Seller pursuant to Section 6.1(b). The Buyer shall (and shall cause the Trustee to) execute such other documents or instruments of conveyance or take such other actions as the Seller may reasonably require to effect any repurchase of Receivables pursuant to this
          Article VI.

                             [END OF ARTICLE VI]

                                 ARTICLE VII

                             CONDITIONS PRECEDENT

                    Section 7.1  Conditions to the Buyer's
          Obligations Regarding Receivables. The obligations of the Buyer to purchase the Receivables on any Business Day shall be subject to the satisfaction of the following conditions:

                    (a) All representations and warranties of the Seller contained in this Agreement shall be true and correct on the Initial Closing Date and on the day of creation of any Receivable created thereafter with the same effect as though such representations and warranties had been made on such date;

                    (b) All information concerning the Receivables provided to the Buyer shall be true and correct in all material respects as of the Initial Closing Date, in the case of Receivables sold to the Buyer on the Initial Closing Date, or the applicable Date of Processing, in the case of Receivables created after the Initial Closing Date;

                    (c)  At the Initial Closing Date, the Seller
          shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

                    (d)  With respect to Receivables sold to the
          Buyer on the Initial Closing Date, the Seller shall have filed the financing statement(s) required to be filed pursuant to Section 2.1(b); and

                    (e)  All corporate and legal proceedings and
          all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Buyer, and the Buyer shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Buyer may reasonably have requested.

                    Section 7.2  Conditions Precedent to the
          Seller's Obligations. The obligations of the Seller to sell Receivables on any Business Day shall be subject to the satisfaction of the following conditions:

                    (a) All representations and warranties of the Buyer contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

                    (b)  Payment or provision for payment of the
          Purchase Price in accordance with the provisions of
          Section 3.2 hereof shall have been made; and

                    (c)  All corporate and legal proceedings and
          all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Buyer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.

                             [END OF ARTICLE VII]

                                 ARTICLE VIII

                             TERM AND TERMINATION

                    Section 8.1 Termination. Upon the termination of the Trust pursuant to Section 12.1 of the Pooling and Servicing Agreement and the surrender of the Exchangeable Transferor Certificate, the Buyer shall return to the Seller (without recourse, representation or warranty) all right, title and interest of the Buyer in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect thereto, and all proceeds thereof except for amounts held by the Trustee pursuant to subsection 12.3(b) of the Pooling and Servicing Agreement. The Buyer shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Seller to vest in the Seller all right, title and interest which the Buyer had in the Receivables.

                            [END OF ARTICLE VIII]

                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

                    Section 9.1 Amendment. This Agreement and any other Sale Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Buyer and the Seller. The Seller shall provide prompt written notice of any such amendment to the Rating Agencies.

                    Section 9.2 Governing Law. THIS AGREEMENT AND THE OTHER SALE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                    Section 9.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

                    (a)  in the case of the Buyer, to:

                         Fingerhut Financial Services Receivables, Inc. 4400 Baker Road, Suite F470
                         Minnetonka, Minnesota  55343
                         Attention: Treasurer
                         (612) 936-____

                    (b)  in the case of the Seller, to:

                         Fingerhut Companies, Inc.
                         4400 Baker Road
                         Minnetonka, Minnesota  55343
                         Attention: Treasurer
                         (612) 936-5016

          or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.
                    Section 9.4  Severability of Provisions.  If
          any one or more of the covenants, agreements, provisions or terms of the Sale Papers shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of the Sale Papers and shall in no way affect the validity or enforceability of the other provisions of the Sale Papers.

                    Section 9.5  Assignment.  Notwithstanding
          anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except as contemplated by this Section 9.5 and the Pooling and Servicing Agreement; provided, however, that simultaneously with the execution and delivery of this Agreement, the Buyer shall assign all of its right, title and interest herein to the Trustee for the benefit of the Investor Certificateholders of all Series as provided in
          Section 2.1 of the Pooling and Servicing Agreement, to which the Seller hereby expressly consents; provided, further, that except for the foregoing assignment, no such assignment shall occur unless the Buyer shall have received confirmation from the Rating Agencies that such assignment shall not cause a reduction or withdrawal of the rating of any Series of Certificates. The Seller agrees to perform its obligations hereunder for the benefit of the Trust and that the Trustee may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder without the consent of the Buyer.

                    Section 9.6 Further Assurances. The Buyer and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of the Sale Papers, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

                    Section 9.7  No Waiver; Cumulative Remedies.
          No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                    Section 9.8 Counterparts. The Sale Papers may each be executed in two or more counterparts including telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                    Section 9.9  Binding Effect; Third-Party
          Beneficiaries. The Sale Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

                    Section 9.10 Merger and Integration. Except as specifically stated otherwise herein, the Sale Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by the Sale Papers. The Sale Papers may not be modified, amended, waived or supplemented except as provided herein.

                    Section 9.11  Headings.  The headings herein
          are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                    Section 9.12  Schedules and Exhibits.  The
          schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                    Section 9.13  No Bankruptcy Petition Against
          the Buyer. The Seller hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Invested Amounts, it will not institute against or join any other Person in instituting against the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                    Section 9.14  Merger or Consolidation of, or
          Assumption of the Obligations of, the Seller. The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                         (i)  the corporation formed by such
               consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Seller is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Buyer in form satisfactory to the Buyer, the performance of every covenant and obligation of the Seller hereunder (to the extent that any right, covenant or obligation of the Seller, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity); and

                         (ii)  the Seller shall have delivered to
               the Buyer an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section
               9.14 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the successor entity and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the District of Columbia. The Rating Agencies shall receive prompt written notice of such merger or consolidation of the Seller.

                    Section 9.15  Protection of Right, Title and
          Interest to Receivables.

                    (a) The Seller shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Seller's and the Buyer's right, title and interest to the Receivables to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Buyer hereunder to the Receivables and proceeds thereof. The Seller shall deliver to the Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Buyer shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 9.15(a).

                    (b) Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above materially misleading within the meaning of Section 9-402(7) of the UCC as in effect in the Relevant UCC State, the Seller shall give the Buyer written notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof.

                    (c)  The Seller will give the Buyer prompt
          written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof. The Seller will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

                             [END OF ARTICLE IX]
                    IN WITNESS WHEREOF, the Buyer and the Seller each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                      FINGERHUT FINANCIAL SERVICES
                                      RECEIVABLES, INC.,
                                        as Buyer

                                      By:________________________
                                         Title:

                                      FINGERHUT COMPANIES, INC.,
                                        as Seller,

                                      By:________________________
                                         Title:

                                  EXHIBIT A

                             FORM OF DAILY REPORT

Exhibit 10.c(i)

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                    This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of September 16, 1996, by and among FINGERHUT COMPANIES, INC., a Minnesota corporation ("FCI"), METRIS COMPANIES INC. a Delaware corporation ("Metris") and METRIS RECEIVABLES, INC. (formerly Fingerhut Financial Services Receivables, Inc.), a Dela-ware corporation ("Metris Receivables").

                              W I T N E S S E T H

                    WHEREAS, FCI and Metris Receivables have en-tered into that certain Purchase Agreement, dated as of May 26, 1995, as amended (the "Purchase Agreement") pursuant to which Metris Receivables has agreed to pur-chase, and FCI has agreed to sell, from time to time, certain open-end or revolving credit receivables as described therein;

                    WHEREAS, in connection with a business realign-ment of FCI's subsidiaries, effective as of the date of execution of this Agreement (the "Effective Date"), Metris Receivables will become a direct wholly owned subsidiary of Metris and Metris will be an indirect wholly owned subsidiary of FCI;

                    WHEREAS, in connection with such business realignment, FCI wishes to assign to Metris all of its rights arising under the Purchase Agreement, effective as of the Effective Date, Metris wishes to accept such assignment and has agreed to assume and perform all of FCI's duties and obligations under the Purchase Agree-ment, and Metris Receivables consents to such assignment and assumption;

                    NOW, THEREFORE, in consideration of the terms and conditions hereof and for other good and valuable consideration, the receipt of which is hereby acknowl-edged, the parties hereby agree as follows:

                    SECTION 1.  Definitions.  Capitalized terms
          used herein and not otherwise defined herein shall have their respective meanings in the Purchase Agreement.

                    SECTION 2.  Assignment and Assumption.

                    (a) FCI hereby assigns to Metris all of its rights arising under the Purchase Agreement, effective as of the Effective Date, and Metris hereby accepts such assignment. FCI hereby delegates to Metris all of its duties and obligations under the Purchase Agreement and, for the benefit of FCI and Metris Receivables, Metris hereby assumes and agrees to perform all of FCI's duties and obligations under the Purchase Agreement. Metris agrees that it shall be liable to Metris Receivables for all of the obligations of FCI arising under and in accor-dance with the Purchase Agreement, whether arising prior to or after the Effective Date.

          (b)  In connection with such assignment and
          assumption, Metris hereby confirms the conveyance of property set forth in Sections 2.1(a) and 2.1(f) of the Purchase Agreement and in consideration for the Purchase Price and upon the terms and subject to the conditions set forth in the Purchase Agreement and this Agreement, Metris does hereby sell, assign, transfer, set-over, and otherwise convey to Metris Receivables, and Metris Re-ceivables does hereby purchase from Metris, on the terms and subject to the conditions specifically set forth in the Purchase Agreement and this Agreement, all of Metris' right, title and interest in, to and under (i) the Re-ceivables now existing and hereafter created and arising in connection with the Accounts and any accounts that meet the definition of Additional Accounts, including, without limitation, all accounts, general intangibles, chattel paper, contract rights and other obligations of any Obligor with respect to the Receivables, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the render-ing of services, (ii) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any Finance Charge Receivables, including any Recoveries), (iii) all proceeds of such Receivables and (iv) the Bank Receivables Purchase Agree-ment. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by Metris Receiv-ables of any obligation of Metris in connection with the Receivables or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors, merchant banks, merchant clearance systems, VISA USA, Inc., MasterCard International Incorporated or insurers.

                    (c)  In connection with the foregoing sale,
          Metris agrees to record and file within five (5) business after the Effective Date, at its own expense, a financing statement or statements with respect to the Receivables and the other property described in Section 2(b) of this Agreement sold by Metris hereunder meeting the require-ments of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of Metris Receivables created hereby under the applicable UCC against all creditors of and purchasers from Metris, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to Metris Receivables within ten (10) days after the Effec-tive Date.

                    (d) In connection with the sale and conveyance hereunder, Metris agrees, at its own expense, within five
          (5) Business Days after the Effective Date and on each Business Day thereafter, to indicate or cause to be indicated clearly and unambiguously in its accounting records and with respect to any Receivables purchased by Metris from the Bank to cause the Bank to indicate clear-ly and unambiguously in the Bank's accounting records that such Receivables and the other property described above have been sold to Metris Receivables pursuant to the Purchase Agreement and this Agreement as of the Effective Date or such Business Day as applicable.

                    (e)  It is the express intent of Metris and
          Metris Receivables that the conveyance of the Receivables by Metris to Metris Receivables pursuant to the Purchase Agreement and this Agreement be construed as a sale of such Receivables by Metris to Metris Receivables. It is, further, not the intention of Metris and Metris Receiv-ables that such conveyance be deemed a grant of a securi-ty interest in the Receivables by Metris to Metris Re-ceivables to secure a debt or other obligation of Metris. However, in the event that, notwithstanding the intent of the parties, the Receivables are held to continue to be property of Metris, then (i) the Purchase Agreement together with this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC; and (ii) the conveyance by Metris provided for in the Purchase Agreement and this Agreement shall be deemed to be and Metris hereby grants to Metris Receiv-ables a security interest in and to all of Metris's right, title and interest in (w) the Receivables then existing and thereafter created and arising in connection with the Accounts that meet the definition of Additional Accounts, including, without limitation, all accounts, general intangibles, chattel paper, contract rights and other obligations of any Obligor with respect to the Receivables, then or thereafter existing, (x) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any Finance Charge Receivables, including any Recoveries), (y) all proceeds of such Receivables and (z) the Bank Receivables Purchase Agreement to secure (1) the obligations of Metris and (2) a loan to Metris in the amount of the Purchase Price as set forth in the Purchase Agreement and this Agreement (the "Secured Obligations"). Metris and Metris Receivables shall, to the extent consistent with the Purchase Agreement and this Agreement, take such actions as may be necessary to ensure that, if the Pur-chase Agreement together with this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest of first priority in favor of Metris Receivables under applicable law and will be maintained as such throughout the term of the Purchase Agreement and this Agreement. Metris and Metris Receivables may rely upon an Opinion of Counsel addressed to them as to what is required to provide Metris Receivables with such security interest; and any such Opinion of Counsel shall permit the Trustee, on behalf of the Certificateholders, the Certificateholders (in the case of any Series issued in a placement exempt from the registration requirements of the Securities Act) and the Rating Agencies to rely on it.

                    SECTION 3.  Representations.

                         (a)  FCI and Metris each represents to the
          other and to Metris Receivables as follows with respect to itself:

                              (i)  Organization and Good
               Standing. It is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation, and has the corporate power and authority and legal right to own its property and conduct its busi-ness as such properties are presently owned and such business is presently conducted and to execute, deliver, and perform its obligations under this Agreement.

                             (ii)  Due Qualification.  It is
               duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state required in order to conduct business and has obtained all necessary licenses and approvals with re-spect to it required under federal law and the law of the jurisdiction of its incorporation.

                            (iii)  Due Authorization.  The
               execution and delivery of this Agreement and the consummation of the transactions contem-plated herein have been duly authorized by all necessary corporate action on its part.

                             (iv)  No Conflicts/No Violation.
               The execution and delivery of this Agreement and the performance of the transactions contem-plated hereby (i) do not contravene its certif-icate of incorporation or by-laws, (ii) violate any material provision of law applicable to it, or (iii) result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, con-tract, agreement, mortgage, deed of trust or other material instrument to which it is a party or by which it or its properties are bound, and (iv) such action does not require any filing (except for the UCC filings), regis-tration, consent or approval under any law, rule, regulation, order, writ, judgment, in-junction, decree, determination or award pres-ently in effect and applicable to it, except for such filings, registrations, consents or approvals as have already been obtained or made and as are in full force and effect.

                              (v)  No Proceedings.  There are
               no proceedings or investigations pending or, to the best of its knowledge, threatened, against it before any Governmental Authority (a) as-serting the invalidity of this Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated hereby, (c) seek-ing any determination or ruling that would materially and adversely affect the performance by it of its obligations hereunder, or (d) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

                         (b)  FCI further represents to Metris that
          (i) the Purchase Agreement is in full force and effect as of the Effective Date, (ii) it has delivered to Metris, on or prior to the Effective Date, all amendments, modifications or supplements, as the case may be, to the Purchase Agreement.

                    SECTION 4.  References to FCI.  The parties
          agree that references in the Purchase Agreement to "Fingerhut" or the "Seller" shall be deemed to refer, on and after the Effective Date and wherever appropriate in the context, to Metris.

                    SECTION 5.  Amendments to Purchase Agreement.
          The parties agree that the Purchase Agreement shall be amended as follows:

                              (i)  The definition of "Pooling
               and Servicing Agreement" in Article I of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

                    "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement dated as of May 26, 1995, as amended from to time, by and among Direct Merchants Credit Card Bank, Na-tional Association, as Servicer, Metris Receiv-ables, as Transferor, and the Trustee.

                             (ii)  There shall be added in
               appropriate alphabetical order to Article I of the Purchase Agreement the following defined term:

                    "Receivable" shall mean all of the indebtedness of any Obligor under an Account, including the right to receive payment of any interest or finance charges and other obligations of such Obligors with respect thereto. Each Receivable includes, without limitation, all rights of the Seller under the applicable Contract.

                            (iii)  The reference to "Minneso-
               ta" in Section 4.1(a) of the Purchase Agreement shall be replaced with "Delaware."

                             (iv)  Section 4.1(f) of the Pur-
               chase Agreement shall be amended to add at the beginning of the sentence contained therein the phrase "Except as specified on Schedule 1 here-to" and the Purchase Agreement shall be further amended to add "as Schedule 1 thereto", after the signature page thereof, "Schedule 1 as attached hereto".

                              (v)  The reference to
               "Minnetonka, Minnesota" in Section 4.1(k) of the Purchase Agreement shall be replaced with "St. Louis Park, Minnesota."

                    SECTION 6.  Consent of Metris Receivables.
          Metris Receivables hereby consents to the assignment herein by FCI to Metris of all of Metris' rights arising under the Purchase Agreement and the delegation herein by FCI to, and the assumption herein by, Metris of all of FCI's duties and obligations under the Purchase Agree-ment. Metris Receivables agrees that on and after the Effective Date, Metris Receivables shall look only to Metris for the performance of FCI's duties and obliga-tions arising under the Purchase Agreement prior to the Effective Date and Metris Receivables hereby releases FCI from any and all claims Metris Receivables may have against FCI arising under or in connection with the Purchase Agreement.

                    SECTION 7. Conditions Precedent. FCI, Metris and Metris Receivables agree that (i) the contribution by FCI to Metris of the capital stock of the Bank and Metris Receivables shall have occurred, (ii) the Assignment and Assumption Agreement dated as of September 16, 1996, among FCI, Metris and the Bank shall have been executed by all parties thereto and be in full force and effect, and (iii) Amendment No. 2 dated as of September 16, 1996, among Metris Receivables as Transferor, the Bank as Servicer and The Bank of New York (Delaware) as Trustee, to the Pooling and Servicing Agreement dated as of May 26, 1995, and the conditions precedent to each of the foregoing, shall be conditions precedent to the effec-tiveness of this Agreement.

                    SECTION 8. Indemnification. FCI hereby agrees to indemnify and hold harmless Metris from and against any and all liabilities, losses, damages, claims, ac-tions, and suits, and all costs and expenses relating thereto, including reasonable legal fees, expenses and costs of investigation (collectively, "Claims"), which may at any time be imposed upon, incurred by or asserted against Metris and in any way related to or arising out of the breach of any of the agreements, representations or warranties made by or on behalf of FCI in the Purchase Agreement, except that FCI shall not be required to indemnify Metris for any Claim resulting from (i) Metris' own gross negligence, bad faith or willful misconduct,
          (ii) the breach or inaccuracy of a representation, war-ranty, agreement or covenant of Metris set forth herein or in the Purchase Agreement, or (iii) any act of or omission by any person or entity occurring subsequent to the Effective Date.

                    SECTION 9.  Indemnification Procedure.  Not-
          withstanding the provisions of Section 8 hereof, FCI shall not be required to indemnify Metris under such Section with respect to any Claim unless (a) Metris notifies FCI promptly upon becoming aware of the exis-tence, assertion or likely assertion of such Claim, and in any event before the failure to so notify FCI adverse-ly affects the ability of FCI to defend against such Claim, (b) Metris permits FCI to assume and control the defense of such Claim, and to negotiate and conclude a settlement of such Claim if FCI elects to do so, and (c) Metris cooperates with FCI in the defense of such Claim.

                    SECTION 10.  GOVERNING LAW.  THIS AGREEMENT
          SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
                    SECTION 11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which to-gether shall be deemed to be one and the same instrument.

                    SECTION 12.  Amendments.  The terms of this
          Agreement may not be amended, waived, modified or termi-nated except by written instrument signed by the parties hereto. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any rights consequent thereon.

                    SECTION 13. Notices. All notices and communi-cations under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or delivered by hand or transmitted by telex or other communications device capable of transmitting or creating a written record:

                    (a)  if to FCI:

                       Fingerhut Companies, Inc.
                       4400 Baker Road
                       Minnetonka, Minnesota  55343
                       Attention:  General Counsel
                       Telephone:  (612) 932-3585
                       Telecopy:   (612) 936-5412

          or at such other address as it may have furnished in writing to Metris and Metris Receivables;

                    (b)  if to Metris:

                         Metris Companies Inc.
                         600 South Highway 169, Suite 1800
                         St. Louis Park, Minnesota  55426

                         Attention:  Chief Financial Officer
                         Telephone:  (612) 525-5094
                         Telecopy:   (612) 525-5070

          or at such other address as it may have furnished in writing to FCI and Metris Receivables; and

                    (c)  if to Metris Receivables:

                      Metris Receivables, Inc.
                      4400 Baker Road, Suite F470
                      Minnetonka, Minnesota  55343
                      Attention:  Treasurer
                      Telephone:  (612) 963-5016
                      Telecopy:   (612) 932-3302

          or at such other address as it may have furnished in writing to FCI and Metris. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when received and any notice delivered by hand or transmitted by telecommunications device shall be deemed to be given when so delivered or transmitted as applicable. Each party agrees that all notices or other communications permitted or required to be given to FCI under the Purchase Agreement shall be given to Metris at the address set forth above or at such other address as the Metris may have furnished in writing to the appropri-ate party.

                    SECTION 14. Successors and Assigns. Neither the obligations of FCI nor the obligations of Metris hereunder, including any obligations assumed as a result of this Agreement, shall be assigned to any person with-out the prior written consent of the other parties here-to. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                    SECTION 15.  Headings.  The headings of Sec-
          tions have been included herein for convenience only and should not be considered in interpreting this Agreement.

                    SECTION 16. Survival of Representations. All representations contained in this Agreement shall survive the execution and delivery of this Agreement.
                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    FINGERHUT COMPANIES, INC.

                                    By:________________________
                                       Name:
                                       Title:

                                    METRIS COMPANIES INC.

                                    By:________________________
                                       Name:
                                       Title:

                                    METRIS RECEIVABLES, INC.

                                    By:________________________
                                       Name:
                                       Title:

                                                          SCHEDULE 1

                           TAX RETURNS AND PAYMENTS

          Metris and its subsidiaries have filed all applicable federal, state and material local tax returns and have paid or caused to be paid all associated taxes due and payable on such returns or on any assessments received by them; except that because one of Metris's subsidiaries, Direct Merchants Credit Card Bank, National Association, is a national banking entity (established in 1995) which derives the majority of its income from Mastercard credit cards, it may be subject to special financial institution rules in certain states. Such rules attempt to impute state income tax nexus to a credit card company it ob-tains finance revenue and/or has credit card receivables generated from customers in that state. Of the states that have adopted such financial institution rules, Minnesota is the only state where Metris and its subsid-iaries are currently filing income or franchise tax returns. States which currently have rules pursuant to which they may attempt to impose income tax nexus based upon such credit card activity include:

                    Arkansas            Minnesota
                    California          New Mexico
                    Hawaii              Tennessee
                    Indiana             West Virginia
                    Massachusetts

          Direct Merchants Credit Card Bank, National Association has not filed in states other than Minnesota because it believes the above referenced financial institution rules to be unconstitutional.